UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL		60173
(Address of principal executive offices)		(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 9, 2015, Global Brass and Copper Holdings, Inc. (the “Company”) issued a press release reporting financial results for the fourth quarter and full year of 2014 and providing its guidance for the full year of 2015. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2015, the Company’s Board of Directors (the “Board”) adopted an amendment (the “By-laws Amendment”) to Section 2.9 of Article II of the Company’s Amended and Restated By-laws (as so amended, the “Amended By-laws”) to provide for a majority vote standard in uncontested elections of directors. As a result, in future elections of directors in which the number of nominees for director is equal to or less than the number of directors to be elected, each director of the Company will be elected by a majority of the votes cast by holders entitled to vote on elections of directors, assuming a quorum is present. Under the Amended By-laws, a director nominee in an uncontested director election will be elected only if the number of shares voted “for” the director nominee’s election exceeds the number of shares voted “against” the director nominee’s election, assuming a quorum is present. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” that director’s election. In an uncontested election, a sitting director or director nominee who does not receive more votes “for” his or her election than “against” will not be elected.

The Board has established procedures in its Corporate Governance Guidelines providing that an incumbent director must tender his or her resignation immediately following the certification of the stockholder vote relating to such director’s election if he or she fails to receive the number of votes required for re-election. If any director nominee fails to receive a majority vote in an uncontested election, the Nominating and Governance Committee (the “Committee”) will consider the resignation and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

Within ninety (90) days following such certification of the stockholder vote, the Committee will determine whether to accept the director’s resignation or take other action and will submit such recommendation for prompt consideration by the Board. The Board will act promptly on the Committee’s recommendation and will disclose its decision whether to accept the director’s tendered resignation (and the reasons for rejecting the resignation, if applicable) in a Form 8-K furnished with the United States Securities and Exchange Commission. The Committee may consider any factors it deems relevant in determining whether to accept a director’s resignation. In the event that one or more directors’ resignations are accepted by the Board, the Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. If the Board does not accept a director’s resignation under these provisions, the director will continue to serve until his or her successor is duly elected and qualified or until the director’s earlier death, other resignation, or removal.

Prior to the adoption of the By-laws Amendment, the Company’s directors were elected by a plurality of the votes cast by holders of shares entitled to vote on the election of directors. In the case of any future contested elections of directors, directors will continue to be elected by the vote of a plurality of the votes cast on the election of directors. For purposes of the Amended By-laws, a “contested election” is an election of directors in which the number of nominees for director is greater than the number of directors to be elected. The date for determining if an election is contested or uncontested has been set at ten (10) days before the Company first provides notice of such meeting where the election will occur.

The By-laws Amendment became effective immediately upon its adoption by the Board on March 4, 2015. The foregoing description of the By-laws Amendment is not complete and is qualified in its entirety by reference to the text of the By-laws Amendment, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

3.2	Amendment to Amended and Restated By-laws.

99.1	Press release issued March 9, 2015, announcing financial results, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: March 10, 2015	By:	/s/ Robert T. Micchelli
Name: Robert T. Micchelli
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.2	Amendment to Amended and Restated By-laws.

99.1	Press release issued March 9, 2015, announcing financial results, furnished herewith.

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